UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive, Suite 400, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

From February 11, 2010 through February 19, 2010, a total of 1 individual was issued a total of 125,000,000 shares of the Company’s common stock in consideration of services to the Company valued at $12,500.  The shares were issued pursuant to the Company’s 2009 Stock Option and Issuance Plan which was registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

From February 11, 2010 through February 19, 2010, a total of 1 entity was issued a total of 925,868,072 shares of the Company’s restricted common stock in consideration of advances, expenses paid and services to the Company valued at $92,868.  The Company relied on the exemption from registration afforded pursuant to Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

As a result of the above issuances on February 18, 2010, as of February 19, 2010, the Company had 5,580,343,975 shares issued and outstanding, of which 5,480,343,975 were outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: February 19, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
President